Exhibit 10.2

Agency Agreement For Offering Life Insurance

Translated From Japanese

Info Ridge K.K ( will be referred as A ) and American Life Insurance Company ( will be referred as B) shall enter into an agreement as for service agreement of offering Life Insurance based on the articles below.

A, B and Joint Guarantor shall sign two agreement documents and keep one for both A and B.

July 7th, 2007

(A)

Address:   Nishi-Shinjuku Showa Bldg. 11F, Nishi-Shinjuku 1-13-12, Shinjuku-Ku, Tokyo

Name of the Company:   Info Ridge K.K

Representative:   Representative Director Hideaki Anan

(Joint Guarantor of A)

(B)

Address:   Marunouchi 1-1-3, Chiyoda-ku, Tokyo

Nave of the company:   American Life Insurance Company

Representative:	Representative Director in Japan Kasuyuki Takahashi
Branch Supervisor Yasuhiro Yasui